                                                                    EXHIBIT 4(n)

                                PULTE HOMES, INC.

                              INDENTURE SUPPLEMENT

                          DATED AS OF FEBRUARY 3, 2003

                                       TO

                                    INDENTURE

                          DATED AS OF OCTOBER 24, 1995

                          BANK ONE TRUST COMPANY, N.A.

                                     TRUSTEE

                             SENIOR DEBT SECURITIES

         INDENTURE SUPPLEMENT, dated as of February 3, 2003, among PULTE HOMES, Inc., a Michigan corporation ("Company"), located at 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, BANK ONE TRUST COMPANY, N.A., as Trustee ("Trustee"), and the Company's direct and indirect wholly-owned domestic subsidiaries set forth on the signature pages hereto (collectively, the "Guarantors").

                                    RECITALS

         The Company and certain Guarantors have heretofore executed and delivered to the Trustee that certain Indenture, dated as of October 24,1995 (hereinafter the "Original Indenture" and as amended by the Indenture Supplement dated as of August 27,1997, the Indenture Supplement dated as of March 20,1998, the Indenture Supplement dated as of January 31,1999, the Indenture Supplements each dated as of April 3,2000, the Indenture Supplement dated as of February 21, 2001, the Indenture Supplement dated as of July 31, 2001, the Indenture Supplement dated as of August 6, 2001, the Indenture Supplement dated as of June 12,2002 and Indenture Supplement, hereinafter the "Indenture"), pursuant to which one or more series of unsecured debenture, notes or other evidences of indebtedness of the Company (hereinafter, the "Securities") may be issued from time to time.

         Section 901(6) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

         Pursuant to the terms of Section 901(6) of the Indenture, the Company desires to provide for the establishment of the form and terms of a new series of its Securities to be known as its 6.250% Senior Notes due 2013 (hereinafter, the "Notes").

         Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of the Securities of any series in any material respect.

         The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Indenture Supplement is authorized or permitted by the Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this Indenture Supplement has been authorized.

         All things necessary to make this Indenture Supplement a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

             NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                                 DEFINED TERMS

         SECTION 1.01. Defined Terms. Except as otherwise expressly provided in this Indenture Supplement or in the form of Note attached as Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined in this Indenture Supplement that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. For all purposes of this Indenture Supplement:

         "Certificated Note" has the meaning set forth in Section 2.04 hereof.

         "Closing Date" means February 3,2003.

         "Commission" means the Securities and Exchange Commission and any successor hereto.


         "Company" has the meaning set forth in the preamble.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Global Note" has the meaning set forth in Section 2.04 hereof.

         "Global Security" means a Security bearing the legend specified in
Section 204 (as added hereby) evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. Unless otherwise specified, references to a permanent global security in this Indenture shall include any Global Security.

         "Global Securities Legend" means the legend set forth on the form of Note attached as Exhibit A hereto.

         "Guarantors" has the meaning set forth in the preamble.

         "Interest Payment Date" has the meaning set forth in Section 2.02 hereof.

         "Indenture" has the meaning set forth in the recitals.

         "Notes" means any of the Securities of the series designated in the third paragraph of the recitals hereof and Section 2.01 hereof that are authenticated and delivered under the Indenture. For all purposes of the Indenture, the term "Notes" shall include the Notes initially issued on the

Closing Date and any other Notes issued after the Closing Date under the Indenture. For purposes of the Indenture, all Notes shall vote together and otherwise constitute a single series of Securities under the Indenture.

         "Original Indenture" has the meaning set forth in the recitals.

         "Regular Record Date" has the meaning set forth in Section 2.02 hereof.

         "Registrar" has the meaning set forth in Section 4.03 hereof.

         "Securities" has the meaning set forth in the recitals.

         "Trustee" has the meaning set forth in the preamble.

         The parties hereto acknowledge that certain terms are defined in both the Original Indenture and in this Indenture Supplement. The parties hereto hereby agree that, unless otherwise expressly stated or the context otherwise requires, any term which is defined in both the Original Indenture and in this Indenture Supplement, when used with respect to or in the certificates evidencing the Notes, shall have the meaning set forth in this Indenture Supplement.

                                   ARTICLE II

                               TERMS OF THE NOTES

         SECTION 2.01. Establishment of the Notes. There is hereby authorized and established a series of Securities designated the 6.250% Senior Notes due 2013, limited in aggregate principal amount to $300,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, "reopen" this series of Securities so as to increase the aggregate principal amount of Notes Outstanding in compliance with the procedures set forth in the Indenture, including Sections 301 and 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid-interest) as the Notes then Outstanding.

         SECTION 2.02. Terms of the Notes. The Stated Maturity on which the principal of the Notes shall be due and payable shall be February 15, 2013.

         The principal of the Notes shall bear interest at the rate of 6.250% per annum from February 3, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on February 15 and August 15 (each, an "Interest Payment Date") in each year, commencing August 15, 2003, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the February 1 or August 1 immediately preceding such Interest Payment Dates (each, a "Regular Record Date") regardless of whether such Regular Record Date is a Business Day. Any overdue principal of and premium, if any, on the Notes and any overdue installment of interest on the Notes shall, to the extent permitted by law, bear interest at the rate of 6.250% per annum.

         Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

         No additional amounts will be payable on any Notes held by a Person who is a non-United States citizen in respect of any tax, assessment or governmental charge withheld or deducted.

         The Borough of Manhattan, in The City of New York is hereby designated as a Place of Payment for the Notes; and the place where the principal of and interest on the Notes shall be payable, where Notes may be surrendered for registration of transfer and exchange, and where notices and, if other than in the manner provided in Section 105 of the Original Indenture, demands to or upon the Company in respect of the Notes may be served, shall be the office or agency maintained by the Company for that purpose in the Borough of Manhattan, in The City of New York, which initially shall be the office of the Trustee located at 14 Wall Street, 8th Floor-Window 2, New York, New York 10005, Attention:
Corporate Trust Administration.

         The Notes are subject to redemption at the option of the Company as provided in the form of Note attached hereto as Exhibit A and in the Indenture. The Notes shall not have the benefit of a sinking fund.

         The Notes shall be subject to defeasance and covenant defeasance at the option of the Company as provided in Sections 1401, 1402 and 1403 of the Indenture; provided that, without limitation to the provisions of Sections 1401, 1402 and 1403 of the Original Indenture, the provisions of Section 308 and of
Article III of this Indenture Supplement shall survive any such defeasance or covenant defeasance and remain in full force and effect.

         The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this Indenture Supplement as if set forth in full at this place).

         SECTION 2.03. Denominations. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         SECTION 2.04. Form. The Notes shall be in substantially the form set forth in Exhibit A hereto, with such changes therein as may be authorized by any officer of the Company executing the Notes by manual or facsimile signature, such approval to be conclusively evidenced by the execution thereof by such officer.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture Supplement, and the Company and the Trustee, by their execution and delivery of this Indenture Supplement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture Supplement, the provisions of this Indenture Supplement shall govern and be controlling.

         The Notes shall be issued as Registered Securities without coupons.

         The Notes shall be issued initially in the form of one or more permanent Global Securities ("Global Notes"). The initial Depositary for the Global Notes shall be The Depository Trust Company. The Global Notes shall be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee, as custodian for the Depositary. Notes may be issued in certificated form without interest coupons only to the extent provided by the Indenture and this Indenture Supplement ("Certificated Notes"). Except as provided in Section 4.02 of this Indenture Supplement, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

         Holders of beneficial interests shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its holders of beneficial interests, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                                   ARTICLE III

                              INTENTIONALLY OMITTED

                                   ARTICLE IV

                             ORIGINAL ISSUE OF NOTES

         SECTION 4.01. Notes. Notes in the aggregate principal amount of $300,000,000 may be executed by the Company and delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and, on the Closing Date, deliver said Notes upon a Company Order without any further action by the Company.

         SECTION 4.02. Certificated Notes.

         (a) A Global Note deposited with the Depositary or with the Trustee as Trustee pursuant to Section 2.04 of this Indenture Supplement shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 305 of the Original Indenture and Section 4.03 of this Indenture Supplement and (i) the Company notifies the Trustee that the Depositary is no longer willing or able to act as a depositary or clearing system for the Notes or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) upon the occurrence and continuation of an Event of Default, or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under the Indenture rather than have the Notes represented by a Global Security.

         (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 4.02 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 4.02 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct.

         (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including holders of beneficial interests, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         (d) In the event of the occurrence of any of the events specified in Section 4.02(a)(i),(ii) or (iii) of this Indenture Supplement, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in fully registered form without interest coupons.

         SECTION 4.03. Transfer and Exchange.

         (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Company's registrar with respect to the Notes (the "Registrar") with a request:

                  (i)      to register the transfer of such Certificated Notes;
         or

                  (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (B) are accompanied by the following additional information and documents, as applicable:

                                    (x)      if such Certificated Notes are
                           being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

                                    (y)      if such Certificated Notes are
                           being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Note).

         (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Trustee to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Trustee to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Certificated Notes pursuant to Section 4.02 of this Indenture Supplement, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

         (c)      Transfer and Exchange of Global Notes.

                  (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture Supplement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Indenture Supplement (other than the provisions set forth in Section
         4.02 of this Indenture Supplement), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Note) with respect to such Global Note, by the Trustee or the custodian, to reflect such reduction.

         (e)      Obligations with Respect to Transfers of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Certificated Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 906, 1107 and 1305 of the Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture Supplement shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

         (f)      No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture Supplement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture Supplement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Ratification. This Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein provided. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect

         SECTION 5.02. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 5.03. Governing Law. This Indenture supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.


         SECTION 5.04. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Indenture Supplement. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]                                       PULTE HOMES, INC.

                                             By: /s/ Bruce E. Robinson
                                                ----------------------------
                                                Name: Bruce E. Robinson
                                                Title: VP - Treasurer

Attest:

By: /s/ David Foltyn
    -------------------------
    Name: David Foltyn
    Title: Asst. Secretary

                                             BANK ONE TRUST COMPANY, NATIONAL
                                             ASSOCIATION

[SEAL]                                       By:______________________________
                                                Name:
                                                Title:

Attest:

By:__________________________
   Name:
   Title:

DATE OF MICHIGAN         )
                         :    ss.:
COUNTY OF Wayne          )

         On the 3rd of Feb., 2003, before me personally came Bruce Robinson, to me known, who, being by me duly sworn, did depose and say that he or she is VP & Treasurer of PULTE HOMES, INC. one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.

                                                Rita Torchia
     /s/ Rita Torchia                Notary Public. Wayne County Michigan
     -----------------               My Commission Expires March 24, 2005
     Notary Public

DATE OF OHIO         )

                     :       ss.:

COUNTY OF FRANKLIN   )

         On the ________ of ___________, 2003, before me personally came ____________________ , to me known, who being by me duly sworn, did depose and say that he or she is ________________________________of BANK ONE TRUST
COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.

     _____________
     Notary Public

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             PULTE HOMES, INC.

[SEAL]                                       By:__________________________
                                                Name:
                                                Title:

Attest:

BY:___________________________
   Name:
   Title:

[SEAL]

                                             BANK ONE TRUST COMPANY, NATIONAL
                                             ASSOCIATION

                                             By:  /s/ Jeffery L. Eubank
                                                  --------------------------
                                                  Name: Jeffery L. Eubank
                                                  Title: Authorized Officer

Attest:

By: /s/ Scott Miller
   --------------------------
   Name: Scott Miller
   Title: Authorized Officer

[SEAL]

STATE OF MICHIGAN       )
                        :       ss.:
COUNTY OF               )

         On the ___________ _, 2003, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he or she is _________________________ of PULTE HOMES, INC. one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.

         _________________
         Notary Public

STATE OF OHIO           )
                        :       ss.:
COUNTY OF DELAWARE      )

         On the 3rd of February, 2003, before me personally came Jeffrey L. Eubank, to me know, who being by me duly sworn, did depose and say that he or she is Authorized officer of BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.

         /s/ Donna J. Parisi
         -------------------------------
         Notary Public

                       DONNA J. PARISI, Atty.
                    Notary Public-State of Ohio
[SEAL]           Commission has no expiration date
                         Section 147,03 O.R.C.

                                                                       EXHIBIT A

                                  FORM OF NOTE

         Each Global Note shall bear a legend substantially in the form set forth in this paragraph and substantially in the form set forth in the next succeeding paragraph (collectively, the "Global Securities Legend"). Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. This security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

                                PULTE HOMES, INC.

                          6.250% SENIOR NOTES DUE 2013

                                                            $___________________

                                                           CUSIP No. 745867 AN 1
No. ____________

         PULTE HOMES, INC., a corporation. duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum indicated on Schedule A hereto on February 15, 2013 and to pay interest thereon from February 3, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing on August 15, 2003, at the rate of 6.250% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such indenture, be paid to the Person in whose name this Security (or one or more Predecessor securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this security (or one or more Predecessor Securities) is registered at the close of business on a special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.

         The payment of, and any premium and interest on, the Notes shall not be determined with reference to any index or formula.

         Payments of interest hereon with respect to any Interest Payment Date will include Interest accrued to but excluding such Interest Payment Date. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         This Security is a Global Security within the meaning of the Indenture and is registered in the name of the Depositary for this series of Securities or a nominee of the Depositary. Subject to the terms of the Indenture, beneficial interests in this Security shall be held through the book-entry facilities of the Depositary, and such beneficial interests shall be held in minimum denominations of $1,000 and integral multiples thereof. As long as this Security is registered in the name of a Depositary or its nominee, the Company will make, or will cause the Trustee to make, payments of principal of and premium, if any, and interest on this Security by wire transfer of immediately available funds to such Depositary or its nominee. Notwithstanding the above, the final payment on this Security will be made only upon presentation and surrender of this Security at an office or agency maintained by the Company for that purpose in any Place of Payment for the Securities of this series.

         This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 24, 1995 (as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, two Indenture Supplements each dated as of April 3, 2000, the Indenture Supplement dated as of February 21, 2001, the Indenture Supplement dated July 31, 2001, the Indenture Supplement dated August 6, 2001, the Indenture Supplement dated as of June 12, 2002 and the Indenture Supplement dated as of the date hereof (the "February 2003 Indenture Supplement") (as so amended, the "Indenture")), each between the Company and Bank One Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000; provided that the aggregate principal amount of the securities of this series which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the February 2003
Indenture Supplement. The securities of this series are issuable only in registered form, without coupons, in the denominations specified in the February 2003 Indenture Supplement. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         This Security will be redeemable, in whole or in part, from time to time at the option of the Company, on any date ("Redemption Date") at a redemption price equal to the greater of (a) 100% of their principal amount of this Security to be redeemed and (b) the present value of the Remaining Scheduled Payments (as hereinafter defined) of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 35 basis points (0.35%), plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on this Security that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the Holders of this Security, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of the Indenture.

         If money sufficient to pay the redemption price of and accrued interest on this Security to be redeemed is deposited with the Trustee on or before the Redemption Date, on and after the Redemption Date interest will cease to accrue on this Security (or such portions thereof) called for redemption and this Security will cease to be outstanding.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of this Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does to contain such price on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc. or one of the other Initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer, and (B) any other Primary Treasury Dealer(s) selected by us.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of is principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         "Remaining Scheduled Payments" means, with respect to this Security, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to this Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         Notice of any redemption by the Company will be mailed at least 60 days before any Redemption Date to the Trustee. If less than all the Securities of this series is to be redeemed at the option of the Company, the Trustee shall select the Securities to be redeemed in whole or in part by such method as the Trustee deems fair and appropriate as provided in the Indenture.

         This Security is not entitled to the benefit of a sinking fund or mandatory redemption provisions.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         In the event of any Change in Control Triggering Event in respect of the Company occurring on or prior to maturity of the Securities, each Holder of Securities will have the right, at the Holder's option, subject to the terms of the Indenture, to require the Company to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Securities on the date that is 30 days after such Change in Control Triggering Event (the "Change in Control Purchase Date") at a cash price equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the February 2003 Indenture Supplement shall have the meanings assigned to them in the February 2003 Indenture Supplement and all other terms used in this Security and defined elsewhere in the Indenture shall have the meanings assigned to them therein.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                           PULTE HOMES, INC.

                                           By __________________________________
                                              Name:
                                              Title:

Attest:

By:__________________________
   Name:
   Title:

Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

         BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

         By:    _________________________
                Authorized Signature

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM     -        as tenants in common

         TEN ENT     -        as tenants by the entireties

         JT TEN      -        as joint tenants with right of survivorship and
                              not as tenants in common

         UNIF GIFT MIN ACT -  ________________  Custodian   ____________________
                                   (Cust)                           (Minor)

                                 under the Uniform Gifts to Minors Act

                              __________________________________________________
                                                (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto ________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE___________
________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
    (Please Print or Typewrite Name and Address Including Postal Zip Code of
                                    Assignee)

________________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

________________________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:__________________

Signature Guaranteed:

                           _______________________   ________________________

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee "medallion" program pursuant to Commission Rule 17Ad-15.

                                    GUARANTEE

         For value received, each of the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to the Holder of this Security and to the Trustee, on behalf of the Holder, (i) the due and punctual payment of the principal of, premium, if any, and interest on this Security, when and as the same shall become due and payable, whether at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise, the due and punctual payment of interest on the overdue principal if, premium, if any, and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holder of this Security or the Trustee all in accordance with the terms of this Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations"). This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Security upon which this Guarantee is endorsed.

Dated:

                                           The Guarantors listed on the attached
                                           Exhibit A

Attest: ____________________________       By: _________________________________

                             EXHIBIT A TO GUARANTEE

ABACOA HOMES, INC.
AMERICAN TITLE OF THE PALM BEACHES CORPORATION.
ANTHEM ARIZONA L.L.C.
ASSET FIVE CORP.
ASSET SEVEN CORP.
BELLASERA CORP.
CARR'S GRANT, L.L.C.
DEL E. WEBB DEVELOPMENT CO., L.P.
DEL E. WEBB FOOTHILLS CORPORATION
DEL WEBB CALIFORNIA CORP.
DEL WEBB COMMUNITIES, INC.
DEL WEBB CORPORATION
DEL WEBB GOLF CORP.
DEL WEBB HOME CONSTRUCTION, INC.
DEL WEBB LIMITED HOLDING CO.
DEL WEBB SOUTHWEST CO.
DEL WEBB TEXAS LIMITED PARTNERSHIP
DEL WEBB'S COVENTRY HOMES CONSTRUCTION CO.
DEL WEBB'S COVENTRY HOMES, INC.
DEL WEBB'S COVENTRY HOMES OF NEVADA, INC.
DEL WEBB'S SPRUCE CREEK COMMUNITIES, INC.
DEL WEBB'S SUNFLOWER OF TUCSON, INC.
DEVTEX LAND, L.P.
DIVOSTA AND COMPANY, ING.
DIVOSTA BUILDING CORPORATION
DIVOSTA HOMES, INC.
FLORIDA BUILDING PRODUCTS, INC.
FLORIDA CLUB HOMES, INC.
HAMMOCK RESERVE DEVELOPMENT COMPANY
HARRISON HILLS, LLC
ISLAND WALK DEVELOPMENT COMPANY
MOUNTAIN VIEW TWO, LLC
NEW MEXICO ASSET CORPORATION
NEW MEXICO ASSET LIMITED PARTNERSHIP
ONE WILLOWBROOK L.L.C.
PB VENTURE L.L.C.
PBW CORPORATION
PC/BRE DEVELOPMENT L.L.C.
PC/BRE SPRINGFIELD L.L.C.
PC/BRE VENTURE L.L.C.
PC/BRE WHITNEY OAKS L.L.C.
PC/BRE WINFIELD L.L.C.
PC/PALM BEACH, INC.
PH1 CORPORATION

PH2 CORPORATION
PH3 CORPORATION
PH4 CORPORATION
PHT BUILDING MATERIALS LIMITED PARTNERSHIP
PN I, INC.
PN II, INC.
PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP
PULTE DEVELOPMENT CORPORATION
PULTE HOME CORPORATION
PULTE HOMES OF NEW ENGLAND LLC
PULTE HOME CORPORATION OF THE DELAWARE VALLEY
PULTE HOMES OF GREATER KANSAS CITY, INC.
PULTE HOMES OF MICHIGAN LLC
PULTE HOMES OF MICHIGAN I LIMITED PARTNERSHIP
PULTE HOMES OF MINNESOTA CORPORATION
PULTE HOMES OF NEW YORK, INC.
PULTE HOMES OF NJ, LIMITED PARTNERSHIP
PULTE HOMES OF OHIO LLC
PULTE HOMES OF PA, LIMITED PARTNERSHIP
PULTE HOMES OF SOUTH CAROLINA, INC.
PULTE HOMES OF TEXAS, L.P.
PULTE HOMES TENNESSEE LIMITED PARTNERSHIP
PULTE-IN CORP.
PULTE LAND COMPANY, LLC
PULTE LAND DEVELOPMENT CORPORATION
PULTE LIFESTYLE COMMUNITIES, INC.
PULTE MICHIGAN HOLDINGS CORPORATION
PULTE MICHIGAN SERVICES, LLC
PULTE PAYROLL CORPORATION
PULTE REALTY CORPORATION
RADNOR HOMES, INC.
RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC.
RN ACQUISITION 2 CORP.
SEAN/ CHRISTOPHER HOMES, INC.
SPRUCE CREEK SOUTH UTILITIES, INC.
TERRAVITA CORP.
TERRAVITA HOME CONSTRUCTION CO.
VILLAGE WALK DEVELOPMENT COMPANY, INC.
WIL CORPORATION
AND WILBEN, LLLP

                                   SCHEDULE A

         The initial principal amount of this Global Security is $____________. The following increases or decreases in the principal amount of this Global Security have been made:

                AMOUNT OF INCREASE      AMOUNT OF DECREASE       PRINCIPAL AMOUNT OF
                   IN PRINCIPAL            IN PRINCIPAL         THIS GLOBAL SECURITY          SIGNATURE OF
                  AMOUNT OF THIS          AMOUNT OF THIS           FOLLOWING SUCH              AUTHORIZED
DATE MADE        GLOBAL SECURITY         GLOBAL SECURITY        DECREASE OR INCREASE      SIGNATORY OF TRUSTEE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

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